Exhibit 10.3

February 4, 2025

Jaguar Health, Inc.

200 Pine Street, Suite 400

San Francisco, CA 94104

Attn: Lisa A. Conte, President & CEO

Dear Ms. Conte:

Reference is made to the At The Market Offering Agreement, dated as of December 10, 2021 (the “ATM Agreement”), between Jaguar Health, Inc. (the “Company”) and Ladenburg Thalmann & Co., Inc. (the “Ladenburg”), as amended by way of letter agreements dated February 2, 2022, May 23, 2024, July 17, 2024 and November 13, 2024. This letter amendment (the “Amendment”) constitutes an agreement among the Company, Ladenburg and Lucid Capital Markets, LLC (“Lucid” and together with Ladenburg, the “Managers”) to amend the ATM Agreement to confirm the extension of the term during which Lucid will continue to serve as a Manager and agent pursuant to the ATM Agreement, as more fully set forth herein. Defined terms that are used but not defined herein shall have the meanings ascribed to such terms in the ATM Agreement.

1.
By way of this Amendment, the parties confirm and agree that the term during which Lucid shall continue to serve as a Manager shall be extended retrospectively from November 30, 2024 to June 30, 2025, unless further extended by the parties hereto. If not otherwise amended or extended, then after June 30, 2025 Ladenburg will be the sole Manager, and Lucid shall no longer be a Manager, under the ATM Agreement. No provision of this Amendment may be waived, modified, supplemented or amended except in a written instrument signed by the Company, Ladenburg and Lucid.
2.
The Company, Ladenburg and Lucid hereby agree that the date of this Amendment shall be a Representation Date under the ATM Agreement (provided, however, that the deliverables under Section 4(m) of the ATM Agreement shall not be required on the date of this Amendment) and the Company shall file a Prospectus Supplement with the Commission on the date hereof.
3.
In connection with the amendments to the ATM Agreement set forth herein, the Company shall reimburse Ladenburg for the fees and expenses of Ladenburg’s counsel in an amount not to exceed $2,500, which shall be paid on the date hereof, such amount to be inclusive of the expenses incurred in the due diligence session with respect to the Representation Date hereof.
4.
The Company, Ladenburg and Lucid, by the execution of this Amendment, hereby consent to the amendments, modifications and supplements to the ATM Agreement contemplated herein.
5.
Except as set forth above, no other amendments to the ATM Agreement are intended by the parties hereto, are made, or shall be deemed to be made, pursuant to this Amendment, and all provisions of the ATM Agreement, including all exhibits thereto, unaffected by this Amendment shall remain in full force and effect.
6.
Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the ATM Agreement.
7.
This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by the parties, please sign in the space provided below, whereupon this Amendment shall constitute a binding amendment to the ATM Agreement as of the date indicated above.

Very truly yours,

LADENBURG THALMANN & CO., INC. By: /s/ Nicholas Stergis Name: Nicholas Stergis Title: Managing Director Investment Banking
LUCID CAPITAL MARKETS, LLC By: /s/ Vlad Ivanov Vlad Ivanov Title: Managing Director
Accepted and Agreed: JAGUAR HEALTH, INC. By :/s/ Lisa Conte Name: Lisa Conte Title: President and CEO

[SIGNATURE PAGE TO JAGX AMENDMENT TO ATM AGREEMENT]